Exhibit 99.1

Momentive Announces Fourth Quarter and Full Year 2021 Financial Results

Increases Enterprise Sales Revenue by 34% Year-over-Year in Q4 2021

Generates 18% Year-over-Year Revenue Growth, $48.6 Million in Free Cash Flow in Full Year 2021

SAN MATEO, Calif. — February 10, 2022 — Momentive (NASDAQ: MNTV), an agile experience management company (formerly SurveyMonkey), today reported fourth quarter and full year results for the period ended December 31, 2021.

“The team achieved strong results in the sales-assisted channel, as we continue to move upmarket with our Surveys, Market Research and CX products,” said Zander Lurie, chief executive officer of Momentive. “Enterprise sales revenue increased 34% year-over-year in the quarter, and we added more than 1,300 new customers. Further, our leading indicators showed strength, win rates and productivity per sales rep increased, and renewal rates remained strong. Our solutions are resonating in the market and are helping more businesses optimize the experiences they deliver.”

Mr. Lurie continued, stating: “Our 2021 financial performance met the expectations we set at the beginning of the year, which is a testament to the team’s dedication in a year unlike any other in the company’s history. As we begin 2022, we are enthusiastic about our future with Zendesk, and we are committed to completing the transaction and establishing a differentiated platform that unlocks actionable insights for customers at scale and drives faster growth, and greater profitability for our shareholders.”

Q4 2021 Key Results

•
Total revenue was $117.3 million, an increase of 16% year-over-year.
•
Enterprise sales revenue was $40.0 million, an increase of 34% year-over year. Enterprise sales revenue accounted for approximately 34% of total revenue, up from approximately 29% in Q4 2020. We ended the quarter with approximately 11,900 enterprise sales customers, up 45% from approximately 8,200 in Q4 2020.
•
Self-serve revenue was $77.4 million, an increase of 9% year-over-year.
•
Deferred revenue was $201.8 million, an increase of 18% year-over-year. Remaining performance obligations were $228.2 million, an increase of 21% year-over-year.
•
Paying users totaled approximately 888,700, an increase of 8% from approximately 820,300 in Q4 2020. Approximately 91% of our paying users were on annual plans, up from 88% a year ago.
•
Average revenue per user was approximately $526, up 6% from approximately $494 in Q4 2020.

•
GAAP operating margin was negative 33.6% and non-GAAP operating margin was 0.2%.
•
GAAP net loss was $41.5 million and GAAP diluted net loss per share was $0.28. Non-GAAP net loss was $1.5 million and non-GAAP diluted net loss per share was $0.01.
•
Net cash used in operating activities was $2.5 million and free cash flow was negative $4.9 million.

Full Year 2021 Key Results

•
Total revenue was $443.8 million, an increase of 18% year-over-year.
•
Enterprise sales revenue was $142.7 million, an increase of 32% year-over year.
•
Self-serve revenue was $301.1 million, an increase of 12% year-over-year.
•
GAAP operating margin was negative 25.4% and non-GAAP operating margin was 2.0%.
•
GAAP net loss was $123.2 million and GAAP diluted net loss per share was $0.84. Non-GAAP net loss was $0.9 million and non-GAAP diluted net loss per share was $0.01.
•
Net cash provided by operating activities was $57.8 million and free cash flow was $48.6 million for 13.0% and 10.9% margin, respectively.
•
Cash and cash equivalents totaled $305.5 million and total debt was $211.7 million for net cash of $93.8 million as of December 31, 2021.

Full Year 2021 Business Milestones

Launched new products and solutions

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Relaunched as Momentive, an agile experience management company.
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Launched Return to Work solutions for SurveyMonkey Enterprise to support HR and business leaders with crucial employee sentiment data.
•
Debuted Workplace Equity IQ to help companies like Headspace and Chime measure diversity, equity, and inclusion (DEI) and take action on the insights.
•
Announced GetFeedback’s new listening, analysis, and automation capabilities and its Embedded Listener and Program Accelerator to accelerate and scale CX programs.
•
Launched AI-powered market research solutions -- including brand and industry tracking solutions, audience targeting solutions, and advanced analytics capabilities -- and expanded our market research panel with highly targeted business-to-business and healthcare audience segments.

Expanded our partnerships and integrations for the enterprise

•
Announced new GetFeedback integrations for Slack and Salesforce and for the Salesforce Commerce Cloud to enable businesses to improve customer experiences and drive business results.
•
Launched the SurveyMonkey Enterprise app for Zoom to deliver embedded feedback that enhances in-meeting experiences.
•
Announced a new integration for SurveyMonkey Enterprise with ServiceNow to prepare organizations for the future of work by seamlessly pairing feedback data with digital workflows.

Made key executive team enhancements

•
Promoted Justin Coulombe to the role of chief financial officer.
•
Hired Antoine Andrews as our first Chief Diversity & Social Impact Officer to accelerate our diversity, equity, inclusion, and social impact initiatives and positively influence our communities.

Continued to prioritize DEI initiatives

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Partnered with Operation HOPE to quantify the experiences of Black small business owners and aspiring entrepreneurs.
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Conducted a study with AAPI to share Asian Americans' and Pacific Islanders' experiences with racial discrimination, hate crimes, and harassment.
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Partnered with the Eva Longoria Foundation to provide Latina entrepreneurs free resources to help their businesses succeed.
•
Partnered with Women’s March Global to power a survey that asked women in over 150 countries about the human rights issues they face, in honor of International Women’s Day.

Received industry recognition and accolades

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Honored by Great Place to Work® Best Workplaces for Parents™.
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Ranked among the strongest U.S. firms with revenue of $50 million to $2 billion in the 2021 Inc.’s Best-Led Companies list.
•
Announced as a winner of two categories in Comparably’s Workplace Culture Awards: Best Work-Life Balance (No. 6) and Happiest Employees (No. 20).
•
GetFeedback was recognized as a leader in experience management in the G2 Grid Reports.

Due to the Company’s pending acquisition by Zendesk, Momentive is not hosting a conference call and webcast to discuss these financial results. Additionally, the Company is not providing financial guidance for Q1 2022 and full year 2022.

About Momentive
Momentive (NASDAQ: MNTV - formerly SurveyMonkey) is a leader in agile experience management, delivering powerful, purpose-built solutions that bring together the best parts of humanity and technology to redefine AI. Momentive products, including GetFeedback, SurveyMonkey, and Momentive brand and market insights solutions, empower decision-makers at 345,000 organizations worldwide to shape exceptional experiences. Millions of users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the Company’s vision is to raise the bar for human experiences by amplifying individual voices. Learn more at momentive.ai.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$305,525	$224,390
Accounts receivable, net	32,489	24,177
Deferred commissions, current	7,945	5,429
Prepaid expenses and other current assets	11,363	10,520
Total current assets	357,322	264,516
Property and equipment, net	5,442	18,924
Operating lease right-of-use assets	52,232	56,986
Capitalized internal-use software, net	28,158	29,462
Acquisition intangible assets, net	10,773	21,207
Goodwill	463,736	468,764
Deferred commissions, non-current	13,200	10,018
Other assets	9,061	7,940
Total assets	$939,924	$877,817
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,204	$3,348
Accrued expenses and other current liabilities	30,725	15,198
Accrued compensation	45,873	32,149
Deferred revenue, current	200,658	169,872
Operating lease liabilities, current	9,587	8,318
Debt, current	1,900	1,900
Total current liabilities	295,947	230,785
Deferred revenue, non-current	1,165	760
Deferred tax liabilities	5,701	5,153
Debt, non-current	209,816	211,716
Operating lease liabilities, non-current	66,938	74,487
Other non-current liabilities	5,883	8,560
Total liabilities	585,450	531,461
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	1
Additional paid-in capital	971,604	835,444
Accumulated other comprehensive income	414	5,208
Accumulated deficit	(617,546)	(494,297)
Total stockholders’ equity	354,474	346,356
Total liabilities and stockholders’ equity	$939,924	$877,817

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenue	$117,342	$100,975	$443,786	$375,610
Cost of revenue (1)(2)(3)	21,800	21,065	86,421	83,917
Gross profit	95,542	79,910	357,365	291,693
Operating expenses:
Research and development (1)(3)	38,383	29,793	139,262	112,989
Sales and marketing (1)(2)(3)	61,829	43,832	224,008	172,376
General and administrative (1)(3)	34,709	22,457	106,667	87,909
Total operating expenses	134,921	96,082	469,937	373,274
Loss from operations	(39,379)	(16,172)	(112,572)	(81,581)
Interest expense	2,321	2,370	9,261	10,257
Other non-operating (income) expense, net	195	(159)	934	(1,436)
Loss before income taxes	(41,895)	(18,383)	(122,767)	(90,402)
Provision for (benefit from) income taxes	(433)	(95)	482	1,179
Net loss	$(41,462)	$(18,288)	$(123,249)	$(91,581)
Net loss per share, basic and diluted	$(0.28)	$(0.13)	$(0.84)	$(0.65)
Weighted-average shares used in computing basic and diluted net loss per share	149,368	142,827	147,045	139,887

(1) Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$1,161	$1,221	$5,862	$4,450
Research and development	10,930	8,418	40,821	30,693
Sales and marketing	5,721	4,611	23,585	19,707
General and administrative	6,986	6,338	28,296	24,317
Stock-based compensation, net of amounts capitalized	$24,798	$20,588	$98,564	$79,167

(2) Includes amortization of acquisition intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$1,436	$1,682	$5,868	$7,495
Sales and marketing	989	1,124	4,274	5,107
Amortization of acquisition intangible assets	$2,425	$2,806	$10,142	$12,602

(3) Includes acquisition-related transaction costs as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$281	$—	$281	$—
Research and development	1,337	—	1,337	—
Sales and marketing	1,246	—	1,246	—
General and administrative	9,546	—	9,957	—
Acquisition-related transaction costs	$12,410	$—	$12,821	$—

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(123,249)	$(91,581)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,857	47,822
Non-cash leases expense	13,057	13,092
Stock-based compensation expense, net of amounts capitalized	98,564	79,167
Deferred income taxes	(331)	814
Bad debt expense	1,248	1,352
Gain on sale of a private company investment	—	(1,001)
Other	1,882	1,588
Changes in assets and liabilities:
Accounts receivable	(9,817)	(7,643)
Prepaid expenses and other assets	(14,231)	(12,106)
Accounts payable and accrued liabilities	17,453	1,148
Accrued compensation	14,044	7,865
Deferred revenue	31,249	29,742
Operating lease liabilities	(14,959)	(14,629)
Net cash provided by operating activities	57,767	55,630
Cash flows from investing activities
Purchases of property and equipment	(735)	(782)
Capitalized internal-use software	(8,443)	(9,220)
Proceeds from sale of a private company investment and other	170	1,095
Net cash used in investing activities	(9,008)	(8,907)
Cash flows from financing activities
Proceeds from stock option exercises	27,953	42,150
Proceeds from employee stock purchase plan	7,453	6,719
Repayment of debt	(2,200)	(2,200)
Net cash provided by financing activities	33,206	46,669
Effect of exchange rate changes on cash	(458)	(461)
Net increase in cash, cash equivalents and restricted cash	81,507	92,931
Cash, cash equivalents and restricted cash at beginning of period	224,614	131,683
Cash, cash equivalents and restricted cash at end of period	$306,121	$224,614
Supplemental cash flow data:
Interest paid for term debt	$8,620	$9,590
Income taxes paid	$996	$583
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$2,213	$2,243
Lease liabilities arising from obtaining right-of-use assets, net	$2,676	$—

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Self-serve revenue	$77,389	$77,134	$75,462	$71,112	$71,197	$68,001	$65,398	$63,107
Enterprise revenue	39,953	37,620	33,930	31,186	29,778	27,428	25,543	25,158
Revenue	$117,342	$114,754	$109,392	$102,298	$100,975	$95,429	$90,941	$88,265

Annual Disaggregated Revenue

	Year Ended December 31,
(in thousands)	2021	2020	2019
Self-serve revenue	$301,097	$267,703	$241,986
Enterprise revenue	$142,689	$107,907	$65,435
Revenue	$443,786	$375,610	$307,421

Self-serve revenues are generated from products purchased independently through our website.

Enterprise revenues are generated from products sold to organizations through our sales team.

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2021	2020	2021	2020
GAAP Loss from operations	$(39,379)	$(16,172)	$(112,572)	$(81,581)
GAAP Operating margin	(34)%	(16)%	(25)%	(22)%
Stock-based compensation, net	24,798	20,588	98,564	79,167
Acquisition-related transaction costs	12,410	—	12,821	—
Amortization of acquisition intangible assets	2,425	2,806	10,142	12,602
Non-GAAP Income from operations	$254	$7,222	$8,955	$10,188
Non-GAAP Operating margin	—%	7%	2%	3%

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2021	2020	2021	2020
GAAP Net Loss	$(41,462)	$(18,288)	$(123,249)	$(91,581)
GAAP Net Loss per diluted share	$(0.28)	$(0.13)	$(0.84)	$(0.65)
Weighted-average shares used to compute GAAP net loss per diluted share	149,368	142,827	147,045	139,887

Stock-based compensation, net	24,798	20,588	98,564	79,167
Acquisition-related transaction costs	12,410	—	12,821	—
Amortization of acquisition intangible assets	2,425	2,806	10,142	12,602
Gain on sale of a private company investment	—	—	—	(1,001)
Income tax effect on Non-GAAP adjustments (2)	290	34	799	106

Non-GAAP Net (Loss) Income	$(1,539)	$5,140	$(923)	$(707)
Non-GAAP Net (Loss) Income per diluted share	$(0.01)	$0.03	$(0.01)	$(0.01)
Weighted-average shares used to compute Non-GAAP net (loss) income per diluted share	149,368	148,995	147,045	139,887

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustment for gain on sale of a private company investment and acquisition-related transaction costs. Non-GAAP adjustments pertain to the income tax effects of stock-based compensation, net and amortization of acquisition-related intangible assets.

Calculation of Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$(2,541)	$11,643	$57,767	$55,630
Purchases of property and equipment	(348)	(10)	(735)	(782)
Capitalized internal-use software	(1,993)	(2,169)	(8,443)	(9,220)
Free cash flow	$(4,882)	$9,464	$48,589	$45,628

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2021	2020	2021	2020
GAAP Gross profit	$95,542	$79,910	$357,365	$291,693
GAAP Gross margin	81%	79%	81%	78%
Stock-based compensation, net	1,161	1,221	5,862	4,450
Amortization of acquisition intangible assets	1,436	1,682	5,868	7,495
Acquisition-related transaction costs	281	—	281	—
Non-GAAP Gross profit	$98,420	$82,813	$369,376	$303,638
Non-GAAP Gross margin	84%	82%	83%	81%

GAAP Research and development	$38,383	$29,793	$139,262	$112,989
GAAP Research and development margin	33%	30%	31%	30%
Stock-based compensation, net	10,930	8,418	40,821	30,693
Acquisition-related transaction costs	1,337	—	1,337	—
Non-GAAP Research and development	$26,116	$21,375	$97,104	$82,296
Non-GAAP Research and development margin	22%	21%	22%	22%

GAAP Sales and marketing	$61,829	$43,832	$224,008	$172,376
GAAP Sales and marketing margin	53%	43%	50%	46%
Stock-based compensation, net	5,721	4,611	23,585	19,707
Amortization of acquisition intangible assets	989	1,124	4,274	5,107
Acquisition-related transaction costs	1,246	—	1,246	—
Non-GAAP Sales and marketing	$53,873	$38,097	$194,903	$147,562
Non-GAAP Sales and marketing margin	46%	38%	44%	39%

GAAP General and administrative	$34,709	$22,457	$106,667	$87,909
GAAP General and administrative margin	30%	22%	24%	23%
Stock-based compensation, net	6,986	6,338	28,296	24,317
Acquisition-related transaction costs	9,546	—	9,957	—
Non-GAAP General and administrative	$18,177	$16,119	$68,414	$63,592
Non-GAAP General and administrative margin	15%	16%	15%	17%

(1) Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

MOMENTIVE GLOBAL INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, acquisition-related transaction costs, and amortization of acquisition intangible assets. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, acquisition-related transaction costs, amortization of acquisition intangible assets, gain on sale of a private company investment, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•
Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
•
Acquisition-related transaction costs: We incur transaction costs on a GAAP basis resulting from our acquisitions, including our pending acquisition by Zendesk. These costs relate to advisory, legal and accounting services, and retention payments to certain employees. We expect that such acquisition-related transaction costs will be inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions.
•
Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.
•
Gain on sale of a private company investment: Gain on sale of a private company investment was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our pending acquisition by Zendesk; risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our recent rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Annual Report on Form 10-K that will be filed for the year ended December 31, 2021, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in this release and in the attachments is as of February 10, 2022, and we undertake no obligation to update this information.